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                                                                      Exhibit 15




February 20, 2001


Stockholders and Board of Directors
First Data Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-3) being filed by First Data Corporation pursuant to Rule 462(b) of the Securities Act of 1933, as amended, for the registration of $105,000,000 aggregate initial public offering price of debt securities, preferred stock and/or common stock of our reports dated April 17, July 12 and October 12, 2000 relating to the unaudited consolidated interim financial statements of First Data Corporation which are included in its Forms 10-Q for the quarters ended March 31, June 30 and September 30, 2000.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.






                                                               Ernst & Young LLP

Denver, Colorado